SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934

Filed by the registrant [   ]

Filed by a party other than the registrant [X]

Check the appropriate box:

[ ] Preliminary Proxy Statement.
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2)).
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material Under Rule 14a-12.

--------------------------------------------------------------------------------

                               LIQUID AUDIO, INC.
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------

                              MUSICMAKER.COM, INC.,
  JEWELCOR MANAGEMENT, INC., BARINGTON COMPANIES EQUITY PARTNERS, L.P., RAMIUS
                   SECURITIES, LLC, DOMROSE SONS PARTNERSHIP,
                    JAMES A. MITAROTONDA and SEYMOUR HOLTZMAN
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

--------------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)   Amount Previously Paid:

(2)   Form, Schedule or Registration Statement No.:

(3)   Filing Party:

(4)   Date Filed:



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


   On June 13, 2002, musicmaker.com, Inc. issued the following press release:


FOR IMMEDIATE RELEASE

For Information Contact:
James Mitarotonda
President and Chief Executive Officer
musicmaker.com, Inc.
(212) 974-5701

            musicmaker.com, Inc. Continues Proxy Solicitation Efforts

NEW YORK, NY - - June 13, 2002 - musicmaker.com, Inc. (OTCBB - HITS) sent the following letter to Liquid Audio, Inc. (NASDAQ - LQID) today:

                              musicmaker.com, Inc.
                        c/o Barington Capital Group, L.P.
                               888 Seventh Avenue
                                   17th Floor
                            New York, New York 10019


VIA FACSIMILE (650) 549-2104
AND FEDERAL EXPRESS
----------------------------

June 13, 2002

Gerald W. Kearby
President and Chief Executive Officer
Liquid Audio, Inc.
800 Chesapeake Drive
Redwood City, Ca 94063

Dear Mr. Kearby:

      I would like to have said that I was shocked and dismayed by your proposed action to merge Liquid Audio with Alliance Entertainment Corp., but I have come to believe that the senior management and Board of Directors of the company are primarily interested in perpetuating their own positions, rather than in enhancing shareholder values.

      In my opinion, the record industry is greatly troubled on all levels, and this "shotgun wedding" will only accelerate the losses. I sincerely hope that the company has not included a breakup fee in this proposed transaction, as that most certainly would be repugnant.

      Both musicmaker.com, Inc. and the company have already incurred substantial costs in this proxy solicitation. Delaying the Annual Meeting will only cause both parties to incur additional needless expenses and waste significant time.

      The company should go forward with the July 1, 2002 Annual Meeting and let the shareholders vote on the director nominees. This vote will be a clear message as to whether or not the shareholders support your management. You very well know your large shareholders. Why not call them to see what type of support, or lack thereof, they would give you in this transaction?

      As of 11:20 a.m. today, the stock price is down approximately 10% following your announcement. Isn't this tell tale?

      Please call me if you wish to further discuss this matter.

                                          Sincerely,

                                          /s/ Seymour Holtzman
                                          -------------------------
                                          Seymour Holtzman
                                          Chairman of the Board

P.S.  Our phones are
"ringing off the hook"
with irate shareholders
expressing their outrage.

cc:   Board of Directors


Seymour Holtzman, Chairman of the Board of musicmaker.com, Inc., announced, "We intend to move forward with our proxy solicitation efforts, and will ask the Delaware Court of Chancery to maintain the record date of May 20, 2002 and the Annual Meeting of Stockholders date of July 1, 2002, as was previously established by Liquid Audio."

James Mitarotonda, President and Chief Executive Officer of musicmaker.com, Inc., stated, "I have received telephone calls from numerous shareholders, both institutions and private investors, expressing outrage with the company's attempt to postpone its annual meeting and dissatisfaction with the proposed Alliance Entertainment transaction, which appears to be reflected in the market price for Liquid Audio's shares." Mr. Mitarotonda further stated, "Now more than ever, Liquid Audio needs independent directors on its board."



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